UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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WYNN RESORTS, LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 27, 2013, Wynn Resorts, Limited filed the attached Current Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): March 27, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, Marc D. Schorr, the Chief Operating Officer of Wynn Resorts, Limited (the “Company”), notified the Company of his intention to retire effective June 1, 2013. The Company has entered into a Resignation and Release with Mr. Schorr, dated March 27, 2013 (the “Agreement”), which as of June 1, 2013 terminates the Employment Agreement, dated as of March 4, 2008, as amended, between the Company and Mr. Schorr, except for those provisions that specifically survive termination, and terminates the Aircraft Time Sharing Agreement, dated as of November 26, 2002, as amended, between the Company and Mr. Schorr. Pursuant to the Agreement, in addition to resigning from his position as Chief Operating Officer of the Company on June 1, 2013, Mr. Schorr will resign all other positions held with the Company or its subsidiaries or affiliates, including his position as a director of Wynn Macau, Limited, by June 1, 2013.

The Agreement includes customary waiver and release, non-competition, non-solicitation, confidentiality and non-disparagement provisions, subject to certain exceptions with respect to a family member’s business. From June 1, 2013 to June 1, 2018, Mr. Schorr agrees to cooperate and make himself reasonably available to the Company to consult and assist on matters in which he was involved prior to his resignation. In consideration of the terms set forth in the Agreement, the Agreement provides for benefits consisting of: (1) all unpaid salary through June 1, 2013; (2) compensation for all accrued vacation through June 1, 2013; and (3) health care benefits coverage for Mr. Schorr and his dependents which shall be paid for by the Company until the earlier of June 1, 2018 or Mr. Schorr’s death. In addition, 200,000 unvested shares granted to Mr. Schorr under a Restricted Stock Agreement, and associated accrued cash dividends, shall vest and be payable as of May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: March 27, 2013	By:	/s/ Matt Maddox
	Name:	Matt Maddox
	Title:	Chief Financial Officer and Treasurer